Exhibit 99.3

Operator

Thank you. Good morning and thank you for calling in to review MICT’s Fourth Quarter 2020 results. Management will provide an overview of the results.

Importantly, there is a slide presentation which management will use during their overview. This presentation can be found on the Investor Relations section of the company’s website, www.mict-inc.com, under Events and Presentations.

I will now take a brief moment to read the Safe Harbor statement. During the course of this call, management will express certain implied forward-looking statements within the Private Securities Litigation Reform Act of 1995 and other U.S. federal securities laws. These forward-looking statements include but are not limited to those statements regarding our growth opportunities (whether organic growth or strategic acquisitions), future business and financial results relating to timing of and revenues and margins achieved in the Fintec business, the potential size and demands in the markets in which we operate and Micronet's future ability to generate its revenues based on currents leads and pilots. . Such forward-looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected. The forward-looking statements contained in this presentation are subject to other risks and uncertainties including those discussed in the risk factor section and elsewhere in the company’s annual report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission.

On the call this morning, we have Darren Mercer, Chief Executive Officer and board member of MICT, and Moran Amram of MICT. Again, a reminder that management will be referring to a slideshow presentation that can be accessed via the Investor Relations section of the company’s site

We will start with an opening message from CEO Darren Mercer, who will provide an overview of business developments for the three months ended December 31, 2020. Then, we will move to review the numbers with Moran Amram. I will now turn the call over to Darren, who will begin the presentation on slide 3. Please go ahead, Darren.

Darren Mercer:

Slide #3 Thank you, good morning everyone.

We have made significant progress in 2020. Pivotal to that progress was the acquisition of Global Fintech Holdings Intermediate, or GFHI, in July of 2020. That acquisition facilitated our ability to transition our business focus from the telemetry business to the rapidly growing fintech market in both China and Southeast Asia. The acquisition provided us with a proprietary technology platform and, together with a database of several million users that are actively trading stocks and other financial securities in China, opened up a significant marketing opportunity for the Company. This has been the key driver to all of our activities since and created the opportunity to markedly strengthen our balance sheet.

Within the fintech space, we are currently focused on three key verticals, namely: insurance, online stock trading, and the commodities trading and futures markets, all with an emphasis in these activities in both China and Southeast Asia.

During October, we made another very important acquisition that ultimately provided us with a licensed platform in Hong Kong to accelerate our entry into the stock trading market.

Additionally, in late December, and ahead of schedule, we successfully launched our insurance platform in China, which has experienced a strong ramp since. This has been supported in part by a number of key brokerage insurance partnerships also signed in December.

Slide #4

The Chinese insurance market is still in its infancy with a penetration rate of less than 5%. Only 24% of insurance premiums in 2019 were from online sales. In 2017, total insurance premiums in China were $530 billion with non-life accounting for $147 billion and life premiums accounting for $383 billion. By 2032, total insurance premiums in China are projected to reach $2.36 trillion. Online insurance premiums are expected to experience strong growth, with a CAGR of 41% from 2019 to 2024.

Slide #5

During the fourth quarter, we launched our insurance business in an effort to capitalize on this rapidly growing market in China and did so ahead of schedule, allowing us to reap the benefit of the revenue it generated at the end of December, which was $299,000, to enhance our financial position to close out 2020.

As previously mentioned, the GFHI acquisition was an important milestone for the company based on its many key commercial relationships in the insurance sector in China, which we have and will continue to leverage for our insurance business. Our strategy is to establish nationwide partnerships across all product lines and reach the widest possible customer base.

To facilitate those partnerships, our acquisition of Beijing Fucheng Insurance Brokerage Co, or Fucheng, in Feb 2021 provides us with a valuable nationwide license that allows us to offer insurance brokerage services for a broader range of insurance products as well as the flexibility to create tailor-made insurance products that can be promoted to some of China and Southeast Asia’s biggest online portals, consisting of both b2b2c and direct b2c channels, with each channel providing the opportunity for higher margins than a b2b model. Through these partnerships, we will also acquire valuable customer data that will ultimately be utilized to cross-sell other higher margin products directly and to utilize their data to identify opportunities in our other business lines.

We recruited a first-class management team from some of China’s largest insurance companies that are heavily incentivized to succeed. This includes more than 25 high performing professionals from China’s largest insurance companies, each with a vast knowledge of the market. Included in the management team for the insurance division is a CEO, COO and CTO, each of whom has a 10 to 20 years track record of leading sales, operations, and technology development.

We delighted with the considerable progress our insurance business has achieved and expect that momentum and growth to continue in the second quarter and beyond.

Slide #6

The online stock trading market in China is large and growing rapidly. Online stock trading volumes quadrupled in 2019, growing to $1.8 trillion, up over 300% from the prior year. China is currently the largest online securities market accounting for over 40% of global online trading volume. The growth in China is being driven by regulatory changes as well as the country’s economic growth and development. Our target market for the stock trading business is primarily the millennials and Gen Z, which represent the fastest growing segment of the market.

Slide #7

In October of last year, we entered into an agreement to buy a Hong Kong securities and investment firm, Huapei, which provided a license to enable our registered users to trade securities across many global stock exchanges. Our initial focus will be the United States and Hong Kong.

Post HKSFC approval to acquire all 100% of Huapei, we moved quickly to sign contracts with key data feeds and other commercial relationships that will improve the functionality of our app and will ultimately provide our end users with what we believe will be a platform with a competitive advantage.

Our decision to invest in and continue to develop our own proprietary technology rather than adopting a white label solution from another platform allows us to (I) achieve greater margins, (II) maintain 100% ownership of the vitally important registered user data, and (III) provide us flexibility to adapt, modify and update the platform as we see necessary in response to market changes. It is our opinion that this approach will provide much greater underlying shareholder value.

A multi-layered marketing initiative will be deployed to attract registered users to our platform. This will clearly include accessing our already considerable database, a social networking strategy and accessing the considerable number of registered users on the platforms of some of our key corporate partners.

Slide #8

We also recently entered the China oil and gas commodities market, in which crude oil and natural gas commodity imports represent $259 billion and $44 billion, respectively.

In February, we entered into a strategic partnership with Shanghai Petroleum and Natural Gas Trading Center, whose customers account for approximately 20% of China’s oil and gas trading. Under this agreement, MICT will act as a third-party partner to the exchange’s clients to provide trade execution, margin financing and trade clearing capabilities. The initial focus is on services for clients trading futures and commodities contracts. We expect this product to launch at the very end of Q2.

Slide #9

As I’ve already stated, our focus is now in and around the fintech arena in Southeast Asia. Whilst the Micronet business is no longer core to that strategy, I do believe that our investment in Micronet has been worthwhile and is now beginning to show promise in the telemetric industry.

Micronet generated continued activity in Q4 with a $300,000 order. We have seen. some traction with a significant follow-on order from one of the world’s largest telematics service providers for 5,000 SmartCam units valued at $1.5 million with a recent additional order for $900,000 . Micronet’s highly innovative video telematics SmartCam products integrate advanced software and artificial-intelligence functionality to serve one of the fastest growing segments of the global telematics market. The recent momentum in the Micronet business provides promising signs that its SmartCam technology may lead to additional significant revenue growth in 2021 and beyond.

Slide #10

MICT has a strong liquidity position with a cash balance at the end of Q4 2020 of $29 million. In addition, the Company raised gross proceeds of $60 million in February and an additional $54 million in March of 2021. The two fundraises of 2021 totaling $114M provide the company with a strong financial platform to enable us to pursue our growth strategies in both the insurance business -- which I’ve already mentioned has traded well during the first quarter and is continuing to grow strongly -- as well as providing us with the opportunity to offer our new registered users on the stock trading app margin finance capability, without which we would be at a significant competitive disadvantage.

At this time, I’m pleased to turn the call over to Moran to review our quarterly numbers.

MORAN:

Thank you, Darren. Revenues in the fourth quarter benefited significantly by the insurance division, which launched in late December and contributed in excess of $299,000.

Gross profit was negative $60,000 driven by a decrease in Cost of revenues

In the fourth quarter, our investment in R&D was $254,000, an increase from $6,000 in the year-ago period. This increase was due to investments made as we entered the China fintech market.

General and administrative expenses increased to $7.9 million, up from $866,000 in the prior-year period as we increased spending to acquired and support our new fintech business.

Total net loss in the fourth quarter was $7.6 million as compare to a loss of $966,000 in the fourth quarter of last year.

Back to you, Darren.

DARREN:

Thank you, Moran.

In conclusion, 2020 was a pivotal year for MICT where we made the transition from telemetry to fintech in the Southeast Asia market, and established a significant cash balance to execute and support that strategy. Our insurance business started strong following an encouraging launch in the fourth quarter of 2020, and we continue to see those revenues grow. Additionally, we are excited about the impending launch of both our proprietary stock trading platform, driven by an innovative and targeted marketing strategy and our commodities and futures trading platform, which is supported through our unique relationship with a major force in the Chinese oil and gas industry.

It cannot be understated how strong our cash position currently is and the considerable assistance it provides to fuel the company’s growth. Both the insurance division and stock trading division have significant resources to support their current respective growth plans.

We are confidently looking to the future and believe that 2021 will be the launchpad for the success of each of our business lines, which will provide significant shareholder value. We look forward to sharing these successes with you as they emerge, and we thank you very much for your attention.

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